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                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-78077

Prospectus Supplement No. 3 dated March 17, 2000
to Prospectus dated May 27, 1999

                        TELESERVICES INTERNET GROUP INC.
                (formerly TeleServices International Group Inc.)

We have prepared this Prospectus Supplement No. 3 to update information included in our Prospectus dated May 27, 1999. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement No. 3. The Prospectus and this Prospectus Supplement relate to two Registration Statements: file no. 333-78077 and file no. 333-84021.

SELLING SECURITYHOLDERS. The information in the Prospectus and in prior Prospectus Supplements under the heading "Selling Securityholders" is superceded in part by the following information, which represents the total number of shares that remain available for resale as of the date of this Prospectus Supplement No. 3:

                             SELLING SECURITYHOLDERS


                                                                                 SHARES
                                                               MAXIMUM        BENEFICIALLY
                                              SHARES            SHARES         OWNED AFTER
                                           BENEFICIALLY       OFFERED IN        OFFERING
NAME OF SELLING                           OWNED PRIOR TO       OFFERING      ---------------
SECURITYHOLDER                               OFFERING           NUMBER       NUMBER  PERCENT
--------------                            --------------      -----------    ------  -------

Endeavor Capital Fund, S.A ........            62,500            62,500         0       --
Basic Investments Ltd. ............         3,748,282         3,748,282         0       --
Grady & Hatch and Co., Inc. .......           250,000           250,000         0       --
Cliffwood Management ..............           258,535           258,535         0       --
Michael Johnson ...................           482,672           482,672         0       --


THE COMMON STOCK IS A SPECULATIVE INVESTMENT AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE DESCRIPTION OF CERTAIN RISKS UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 3 OF THE PROSPECTUS BEFORE PURCHASING THE COMMON STOCK.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENTS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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